EXHIBIT 5(b)


                                                        THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com


                                   June 8, 2004



Florida Power & Light Company
Florida Power & Light Company Trust I
Florida Power & Light Company Trust II
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

         As counsel for Florida Power & Light Company, a Florida corporation ("FPL"), Florida Power & Light Company Trust I, a Delaware statutory trust, and Florida Power & Light Company Trust II, a Delaware statutory trust (together with Florida Power & Light Company Trust I, the "Trusts"), we have participated in the preparation of a joint registration statement on Form S-3 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Securities Act"), in connection with the registration by:

         (a) FPL of up to a total of $1,000,000,000 of (i) its first mortgage bonds (the "Bonds"); (ii) shares of its Preferred Stock, $100 par value ("Serial Preferred Stock"), and shares of its Preferred Stock without par value ("No Par Preferred Stock," and together with the Serial Preferred Stock, "Preferred Stock"); (iii) its junior subordinated debentures ("Junior Subordinated Debentures"); and (iv) its guarantee of Preferred Trust Securities (as defined below) of the Trusts ("Preferred Trust Securities Guarantee"); and

         (b) the Trusts of up to a total of $1,000,000,000 of their preferred trust securities ("Preferred Trust Securities").

         In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

         Based upon the foregoing, we are of the opinion that:

         1. The Bonds will be valid, legal and binding obligations of FPL, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting mortgagees' and other creditors' rights and remedies generally and general principles of equity, when:

              a. the Bonds are issued and sold pursuant to authority contained in an order of the Florida Public Service Commission ("FPSC");

              b. a duly-authorized officer of FPL, acting within authority granted by resolutions of the Board of Directors and the Finance Committee of the Board of Directors, approves and establishes the terms and provisions of the Bonds in accordance with the Mortgage and Deed of Trust dated as of January 1, 1944, as amended and supplemented, from FPL to Deutsche Bank Trust Company Americas, as Trustee; and

              c. the Bonds are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.


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Florida Power & Light Company
Florida Power & Light Company Trust I
Florida Power & Light Company Trust II
June 8, 2004
Page 2 of 3


         2. The shares of Preferred Stock will be validly issued, fully paid and non-assessable when:

              a. the Preferred Stock is issued and sold pursuant to authority contained in an order of the FPSC;

              b. FPL's Board of Directors (or a committee of the Board of Directors or a senior executive officer of FPL pursuant to express authority conferred on such committee or officer by the Board of Directors) shall have adopted appropriate resolutions establishing the preferences, limitations and relative rights of such shares of Preferred Stock and approving and authorizing the issuance and sale of the Preferred Stock and authorizing any other action necessary to the consummation of the proposed issuance and sale thereof;

              c. articles of amendment to FPL's Restated Articles of Incorporation, as amended, establishing the preferences, limitations and relative rights of such Preferred Stock shall have been filed with the appropriate office of the Department of State of the State of Florida; and

              d. the Preferred Stock shall have been issued and sold for the consideration contemplated by such resolutions, and otherwise as contemplated by the Registration Statement.

         3. The Junior Subordinated Debentures will be valid, legal and binding obligations of FPL, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

              a. the Junior Subordinated Debentures are issued and sold pursuant to authority contained in an order of the FPSC;

              b. a subordinated indenture ("Subordinated Indenture") with respect to such Junior Subordinated Debentures shall have been executed and delivered by a duly-authorized officer of FPL and by the trustee under such Subordinated Indenture;

              c. a duly-authorized officer of FPL, acting within authority granted by resolutions of the Board of Directors and the Finance Committee of the Board of Directors, approves and establishes the terms and provisions of the Junior Subordinated Debentures in accordance with the Subordinated Indenture; and

              d. the Junior Subordinated Debentures are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

         4. The Preferred Trust Securities Guarantee will be a valid, legal and binding obligation of FPL, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

              a. a preferred trust securities guarantee agreement ("Subordinated Guarantee Agreement") with respect to such Preferred Trust Securities Guarantee shall have been executed and delivered by a duly-authorized officer of FPL pursuant to authority contained in an order of the FPSC and by the trustee under such Subordinated Guarantee Agreement;

              b. the Preferred Trust Securities are issued and sold pursuant to authority contained in an order of the FPSC; and

              c. the Preferred Trust Securities are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

Florida Power & Light Company
Florida Power & Light Company Trust I
Florida Power & Light Company Trust II
June 8, 2004
Page 3 of 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Opinions." In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

         We are members of the New York Bar and this opinion is limited to the laws of the State of New York and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of Florida law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Steel Hector & Davis LLP, Miami, Florida. As to all matters of Delaware law, we have relied, with your consent, on the opinions of even date rendered to you by Morris, James, Hitchens & Williams LLP, Wilmington, Delaware. As to all matters of New York law, Steel Hector & Davis LLP, is authorized to rely upon this opinion as if it were addressed to it.

                                                   Very truly yours,

                                                   /s/ Thelen Reid & Priest LLP

                                                   THELEN REID & PRIEST LLP